UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2012

FOREST OIL CORPORATION (Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)    On March 12, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors ( the “Board”) of Forest Oil Corporation (“Forest”) approved the award of cash incentive bonus payments under the terms of Forest’s 2011 Annual Incentive Plan (the “2011 AIP Plan”) to the executive officers of Forest, including the President and Chief Executive Officer. The 2011 AIP Plan is administered by the Compensation Committee and the President and Chief Executive Officer (for all participant awards other than his own award), although certain administrative elements are delegated to Forest’s Vice President of Human Resources. Participation in the 2011 AIP Plan is determined by the President and Chief Executive Officer. All performance goals, performance standards, and award determinations were approved by the Compensation Committee and the granting of the awards under the 2011 AIP Plan was at the sole discretion of the Board. The awards made on March 9, 2012 relate to the performance of services provided in 2011 and include cash bonuses awarded to H. Craig Clark, President and Chief Executive Officer, in the amount of $250,000, and other executive officers of Forest, including among others the following: J.C. Ridens, $225,000; Michael N. Kennedy, $240,000; and Cyrus D. Marter IV, $200,000.
    (b)    Also on March 12, 2012, the Compensation Committee approved a grant of performance unit awards and restricted stock under Forest’s 2007 Stock Incentive Plan (the “2007 Stock Plan”) to certain of Forest’s officers, including the President and Chief Executive Officer, pursuant to performance unit award agreements and restricted stock agreements entered into by and between Forest and each officer. The terms of the grants of performance units and restricted stock are substantially similar to the awards received in previous years, except with respect to the number of units or shares represented by such award. In addition, the list of peer companies on the form of performance unit award agreement has changed by the replacement of one peer that was acquired during 2011, and the payout for the various rankings have changed slightly, although the maximum number of shares that may be awarded at the end of the performance period is still 200% of the number of initial units granted. A form of the updated performance unit award agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A form of the restricted stock award agreement is incorporated herein as Exhibit 10.2.
(c)    Finally, on the same day the Compensation Committee also approved two cash-based long-term incentive awards to H. Craig Clark, Forest’s Chief Executive Officer, a Time-Based Award and a Performance-Based Award. Each award has an initial cash value of $166,000, for an aggregate initial value of $332,000. The terms of both awards are substantially similar to awards granted to Mr. Clark last year, and are governed by a single Cash-Based Award Agreement, a form of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference. The Performance-Based Award is made pursuant to, and the terms thereof are materially consistent with the terms of, the 2007 Stock Plan.
The Time-Based Award entitles Mr. Clark to receive, on the Time-Based Award Payment Date (as defined in the Cash Award Agreement), an amount of cash equal to (i) the initial cash value multiplied by (ii) a fraction, the numerator of which is the sum of (A) the fair market value of a share of common stock of Forest on the date immediately preceding the Time-Based Award Payment Date plus (B) the aggregate value of the dividends and other distributions paid to shareholders with respect to a share of Forest’s common stock during the period beginning on the date of Cash Award and ending on the Time-Based Award Payment Date, and the denominator of which shall equal $12.405 (which is the fair market value of a share of Forest’s common stock on the date of the Cash-Based Award Agreement). The Time-Based Award Payment Date of Mr. Clark’s Time-Based Award is the earliest of (i) March 12, 2015, (ii) the date on which a change of control of Forest occurs, and(iii) the date of the Mr. Clark’s death, disability or involuntary termination form employment with Forest.
The payment amount for the Time-Based Award is subject to equitable and appropriate adjustment by Forest so as to prevent the dilution or enlargement of the benefit intended to be provided in the event of any dividend, stock split, reverse stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar matters or corporate changes. The foregoing is not a complete description of all the terms and conditions of the Time-Based Award, and is qualified in its entirety to the full text of the form of Cash-Based Award Agreement.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description

10.1	Form of Forest Oil Corporation Performance Unit Award Agreement - 2012.

10.2
Form of Restricted Stock Agreement pursuant to the Forest Oil Corporation 2001 and 2007 Stock Incentive Plans, incorporated by reference to Exhibit 10.2 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2008 (File No. 001-13515).

10.3	Form of Forest Oil Corporation Cash-Based Award Agreement - 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)

March 16, 2012	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Forest Oil Corporation Performance Unit Award Agreement - 2012.

10.2
Form of Restricted Stock Agreement pursuant to the Forest Oil Corporation 2001 and 2007 Stock Incentive Plans, incorporated by reference to Exhibit 10.2 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2008 (File No. 001-13515).

10.3	Form of Forest Oil Corporation Cash-Based Award Agreement - 2012.

5